UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2024

Prelude Therapeutics Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39527	81-1384762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Innovation Boulevard Wilmington, Delaware		19805
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 467-1280

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On April 10, 2024, Prelude Therapeutics Incorporated (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to, among other things, report under Item 5.02 thereof the appointment of Bryant D. Lim as Interim Chief Financial Officer of the Company.

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the Original Report to add the information required by Item 5.02(c)(3) of Form 8-K, which was unavailable at the time the Original Report was filed. No other amendments to the Original Report are being made by this Amendment No. 1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2024 (the “Grant Date”), in connection with Mr. Lim’s appointment as the Company’s Interim Chief Financial Officer, the Compensation Committee of the Board of Directors of the Company approved the grant of stock options (the “Options”) to purchase up to 25,000 shares of the Company’s common stock under the terms of the Company’s 2020 Equity Incentive Plan, at an exercise price of $3.86 per share, with such Options vesting over four years with 25% of Options vesting after one year from the Grant Date and then monthly thereafter, and have a term of ten years, subject, however, to Mr. Lim’s service to the Company on each vesting date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRELUDE THERAPEUTICS INCORPORATED

Date: May 16, 2024	By:	/s/ Krishna Vaddi
Krishna Vaddi, Ph. D.
Chief Executive Officer